EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in post-effective amendments to the following Registration Statements being filed by Aon plc, successor to Aon Corporation:

•                  Form S-8 (File No. 333-55773), pertaining to the Aon Stock Award Plan and Aon Stock Option Plan, Aon 1998 Employee Stock Purchase Plan and the Rath & Strong, Inc. Employees’ Stock Bonus Plan;

•                  Form S-8 (File No. 333-103344), pertaining to the Aon Stock Incentive Program;

•                  Form S-8 (File No. 333-106584), pertaining to the Aon Deferred Compensation Plan;

•                  Form S-8 (File No. 333-145928), pertaining to the Aon Stock Incentive Program;

•                  Form S-8 (File No. 333-145930), pertaining to the Employment Agreement between Aon Corporation and Gregory C. Case;

•                  Post Effective Amendment No. 1 on Form S-8 to Form S-4 (File No. 333-168320), pertaining to the Amended and Restated Global Stock and Incentive Compensation Plan of Hewitt Associates, Inc.;

•                  Form S-8 (File No. 333-174788), pertaining to the Aon Corporation 2011 Stock Incentive Plan and Aon Corporation 2011 Employee Stock Purchase Plan; and

•                  Form S-8 (File No. 333-178906), pertaining to the Aon Savings Plan of our reports dated February 24, 2012, with respect to the consolidated financial statements of Aon Corporation and the effectiveness of internal control over financial reporting of Aon Corporation, included in Aon Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption “Experts” in the post-effective amendment to the Registration Statement on Form S-8 (File No. 333-145930) pertaining to the Employment Agreement between Aon Corporation and Gregory C. Case.

We also consent to the incorporation by reference in a post-effective amendment to the Registration Statement on Form S-8 (File No. 333-178906) pertaining to the Aon Savings Plan of our report dated June 29, 2011, with respect to the financial statements and supplemental schedule of the Aon Savings Plan included in the Aon Savings Plan’s Annual Report (Form 11-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
March 30, 2012